Exhibit 99.1

Kerr-McGee Announces Webcast of Executive Briefing

Oklahoma City, Jan. 12, 2006 - Kerr-McGee Corp. (NYSE: KMG) today announced that it will webcast an executive briefing for investors and security analysts on Thursday, Jan. 19, 2006. The briefing will include presentations by Kerr-McGee’s senior management team and will cover the company’s financial and operating outlook for 2006. It is scheduled from 8 a.m. to approximately 1:30 p.m. EST.
Interested parties may listen to the analyst briefing via Kerr-McGee’s website at www.kerr-mcgee.com. Participants are encouraged to register on the website a minimum of 15 minutes before the start of the briefing. The webcast replay will be archived for 30 days on the company’s website.
Kerr-McGee is an Oklahoma City-based oil and natural gas exploration and production company focused in the U.S. onshore, deepwater Gulf of Mexico and select proven world-class hydrocarbon basins. In February, Kerr-McGee will celebrate 50 years listed on the NYSE under the ticker symbol “KMG.” For more information on Kerr-McGee, visit www.kerr-mcgee.com.

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Media contact:	John Christiansen Direct: 405-270-3995 Cell: 405-406-6574 jchristiansen@kmg.com

Investor contacts:	Rick Buterbaugh Direct: 405-270-3561	John Kilgallon Direct: 405-270-3521

06-04